Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nationwide Life and Annuity Company of America:

We consent to the use of our reports for Nationwide Provident VA Separate Account A dated April 25, 2008, for Nationwide Life and Annuity Company of America dated April 25, 2008, included herein, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information (File No. 033-65512).

/s/ KPMG LLP
Philadelphia, PA
April 25, 2008